Exhibit 10.1

LIMITED GUARANTY

This Limited Guaranty, dated as of August 7, 2020 (this “Limited Guaranty”), is made by Dalea Partners, LP, an Oklahoma limited partnership (the “Guarantor”), in favor of Transatlantic Petroleum Ltd., a Bermuda exempted company (the “Company”). Reference is hereby made to the Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), by and among TAT Holdco LLC, a Texas limited liability company (“Parent”), TAT Merger Sub LLC, a Texas limited liability company (“Merger Sub”) and the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

1.Limited Guaranty. To induce the Company to enter into the Merger Agreement, the Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Company, on the terms and conditions set forth herein, the due and punctual payment, observance, performance and discharge, when due, of Parent’s obligations under the Merger Agreement (subject to the terms and conditions of the Merger Agreement) (the “Guaranteed Obligations”); provided, that the maximum amount payable by the Guarantor hereunder shall not exceed $3,300,000.00 (the “Cap”), it being understood that the Company will not seek to enforce this Limited Guaranty for an amount in excess of the Cap. The Company hereby agrees that in no event shall the Guarantor be required to pay any amount to the Company under, in respect of, or in connection with this Limited Guaranty, the Merger Agreement or the transactions contemplated hereby and thereby other than as expressly set forth herein or therein. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.  Any payments made under this Limited Guaranty shall be paid to the Company.  Notwithstanding anything contained in this Limited Guaranty to the contrary, in the event the Company is entitled to a decree of specific performance under the Merger Agreement which obligates Parent and Merger Sub to consummate the Merger, the Cap shall not apply, and the Guaranteed Obligations shall be equal to the aggregate amount of Parent’s obligations under the Merger Agreement.

2.Nature of Guaranty. The Company shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub become subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Company in respect of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and performance and not of collection.  A separate action may be brought and prosecuted against the Guarantor to enforce this Limited Guaranty, irrespective of whether any action is brought against Parent or any other Person or whether Parent or any other Person is joined in any such action.

3.Changes in Obligations.

(a)The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of the Guaranteed Obligations, and may also make any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting the Guarantor's obligations under this Limited Guaranty.

(b)The Guarantor agrees that the Guaranteed Obligations hereunder shall, to the fullest extent permitted by applicable Law, be absolute, unconditional, continuing and irrevocable and shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure or delay of the Company, subject to Section 8, to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub or any other Person or collect the Guaranteed Obligations from Parent or the Guarantor; (ii) any change in the time, place or manner of payment of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment to or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (iii) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, to or from this Limited Guaranty, the Merger Agreement, or any related agreement or document; (iv) any change in the corporate existence, structure or ownership of Parent or Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (vi) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Merger Sub or the Company, whether in connection with the Guaranteed Obligations or otherwise; or (vii) the adequacy of any other means the Company may have of obtaining payment of the Guaranteed Obligations.

4.Certain Waivers.

(a)Subject to the Cap, to the fullest extent permitted by applicable Law, the Guarantor hereby expressly and unconditionally waives any and all rights or defenses arising by reason of any law that would otherwise require any election of remedies or mitigation of damages by the Company. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any of the Guaranteed Obligations and all other notices of any kind (other than notices expressly required to be provided to Parent or Merger Sub pursuant to Section 8.6 of the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Sub under the Merger Agreement or a breach by the Company of the Limited Guaranty).

(b)The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits.

5.No Waiver; Cumulative Rights. No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or allowed it by applicable Law or other agreement shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by the Company at any time or from time to time.  The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights against, Parent or Merger Sub prior to proceeding against the Guarantor hereunder.

6.Representations and Warranties. The Guarantor hereby represents and warrants that:

(a)the Guarantor is a duly organized and validly existing limited partnership in good standing under the laws of the jurisdiction of its organization;

(b)the execution, delivery and performance of this Limited Guaranty (i) have been duly and validly authorized by all necessary limited partnership action and no other action or proceedings are necessary to authorize this Limited Guaranty or the consummation of the transactions contemplated hereby, and (ii) do not and will not (with or without notice or lapse of time, or both) conflict with, result in any violation of or contravene any provision of the Guarantor's charter, partnership agreement, operating agreement or similar organizational documents or any applicable Law or contractual restriction binding on the Guarantor or any of its property or assets;

(c)all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery or performance by the Guarantor of this Limited Guaranty;

(d)this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (regardless of whether considered at law or in equity);

(e)there is not any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to Guarantor's knowledge, threatened that could adversely affect performance by the Guarantor of its obligations under this Limited Guaranty; and

(f)the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guaranty shall be available to the Guarantor (or its permitted assignee pursuant to Section 7 hereof) for so long as this Limited Guaranty shall remain in effect in accordance with Section 8 hereof.

7.Successors and Assigns. Neither the Guarantor nor the Company may assign its rights, interests or obligations hereunder to any other Person (by operation of applicable Law or otherwise) without the prior written consent of the counterparty hereto; provided, however, that, without the prior written consent of the Company, the Guarantor may, upon reasonable advance written notice to the Company, assign all or a portion of its obligations with respect to the Guaranteed Obligations under this Limited Guaranty to one or more of its Affiliates or to an entity managed or advised by an Affiliate of the Guarantor, it being understood that any such assignment shall not, in any event, relieve the Guarantor any of its obligations under this Limited Guaranty. Any attempted assignment in violation of this section shall be null and void.

8.Continuing Guaranty; Termination.

(a)Unless terminated pursuant to this Section 8, this Limited Guaranty may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor, its successors and permitted assigns until the complete, irrevocable and indefeasible payment and satisfaction in full of the Guaranteed Obligations, subject to the Cap. In furtherance thereof, the Guarantor hereby unconditionally and irrevocably agrees that (i) it shall not institute, and shall cause its Affiliates not to institute, any proceeding asserting that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms, (ii) it shall maintain in full force and effect all consents of any Governmental Entity or other authority that are required to be obtained by it with respect to this Limited Guaranty and will obtain any such consents that may become necessary in the future and (iii) it will comply with all applicable Laws and Orders to which it may be subject if failure to so comply would impair its ability to perform its obligations under this Limited Guaranty.  Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantor shall have no further obligations under this Limited Guaranty as of the earliest to occur of:

(i)the consummation of the Closing;

(ii)the date that is ninety (90) days after the date of termination of the Merger Agreement under circumstances in which any of the Guaranteed Obligations are payable (unless the Company has made a claim under this Limited Guaranty prior to such date, in which case the relevant date shall be the date that such claim is finally settled or otherwise resolved either in a final judicial determination or by agreement of the Company and the Guarantor (or its permitted assignee) and the Guaranteed Obligations finally determined or agreed to be owed by the Guarantor are satisfied in full);

(iii)termination of the Merger Agreement in accordance with its terms under circumstances in which none of the Guaranteed Obligations are payable; and

(iv)the time at which Guaranteed Obligations equal to the Cap have been paid in full.

(b)Notwithstanding the foregoing, in the event that the Company or any of its controlled Affiliates or their respective successors and permitted assigns asserts in any litigation or other proceeding that the provisions of Section 1 hereof limiting the Guarantor's liability to the Cap, or any other provisions of this Limited Guaranty, are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability against the Guarantor or any Non-Recourse Party (as defined below) with respect to the transactions contemplated by the Merger Agreement other than the Retained Claims (as defined below), then (i) the obligations of the Guarantor under this Limited Guaranty shall terminate ab initio and shall thereupon be null and void, (ii) if the Guarantor has previously made any payments under this Limited Guaranty, it shall be entitled to recover such payments from the Company, and (iii) neither the Guarantor nor any Non-Recourse Parties shall have any liability to the Company or any of its controlled Affiliates with respect to the Merger Agreement, the transactions contemplated by the Merger Agreement or under this Limited Guaranty.

9.No Recourse.

(a)The Company acknowledges and agrees that, as of the date hereof, neither Parent nor Merger Sub has any assets other than (i) their respective rights under the Merger Agreement and (ii) a de minimis amount of cash, and that no additional funds are expected to be contributed to Parent unless and until the Closing occurs.

(b)Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantor may be a limited partnership, and by its acceptance of the benefits of this Limited Guaranty, the Company acknowledges and agrees that (i) no Person other than the Guarantor has any obligations hereunder and (ii) it has no remedy, recourse or right of recovery against, and no personal liability shall attach to, any former, current or future director, officer, employee, agent, attorney, direct or indirect equityholder, controlling person, general or limited partner, manager, member, stockholder or Affiliate (other than Parent or Merger Sub or any assignee of the Guarantor permitted in accordance with Section 7) of the Guarantor or any former, current or future director, officer, employee, agent, attorney, direct or indirect equityholder, controlling person, general or limited partner, manager, member, stockholder or Affiliate (other than Parent or Merger Sub or any assignee of the Guarantor permitted in accordance with Section 7) of any of the foregoing (each, a “Related Party”), through Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law or otherwise, except for (x) rights to recover from Parent or Merger Sub under and to the extent expressly provided in the Merger Agreement, and (y) claims by the Company against the Guarantor (but not any Related Party) under and to the extent provided in this Limited Guaranty and subject to the Cap and other limitations described herein (“Retained Guaranty Claims”) (it being understood that nothing contained herein shall limit the ability to seek specific performance of Parent’s and Merger Sub’s obligations under and pursuant to the Merger Agreement). Notwithstanding the foregoing, in the event the Guarantor (A) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (B) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of the Guarantor's remaining net assets plus uncalled capital is less than the Cap (less amounts paid under this Limited Guaranty prior to such event), then, and in each such case, the Company may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any applicable Law, against such continuing or surviving entity or such Person (in either case, a “Successor Entity”), as the case may be. As used herein, unless otherwise specified, the term “Guarantor” includes the Guarantor's Successor Entity.

(c)Other than with respect to the exercise of equitable remedies under the Merger Agreement, including without limitation, specific performance of Parent’s and Merger Sub’s obligations thereunder, recourse against the Guarantor solely with respect to the Retained Guaranty Claims shall be the sole and exclusive remedy of the Company and all of its Affiliates against the Guarantor in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or any of the other agreements contemplated thereby, or the transactions contemplated thereby, and such recourse shall be subject to the limitations described herein and therein.

10.Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

To the Guarantor:

Dalea Partners, LP

16803 Dallas Parkway
Addison, Texas 75001
Attn: Michael S. Haynes
Facsimile: (972) 590-9931
Email: Michael.Haynes@riatacg.com

With a copy (which shall not constitute notice) to:

Foley & Lardner LLP

2021 McKinney Avenue, Suite 1600

Dallas, TX 75201

Attn: Robert Sarfatis

Facsimile: (214) 999-4667

Email: rsarfatis@foley.com

To the Company:

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

Attn: Tabitha T. Bailey

Facsimile: (214) 265-4708

Email: tabitha.bailey@tapcor.com

With a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

2300 N. Field Street, Suite 1800

Dallas, Texas 75201

Attn: Garrett A. DeVries

Facsimile: (214) 969-4343

Email: gdevries@akingump.com

11.Governing Law. This Limited Guaranty and all disputes, claims or controversies relating to, arising out of, or in connection with this Limited Guaranty shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

12.Submission to Jurisdiction; Venue.  Each party irrevocably and unconditionally consents, agrees and submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any matter, any federal court within the State of Delaware) and any appropriate appellate courts therefrom (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Chosen Courts, or if such litigation, action, suit or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the other appellate courts therefrom. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding with respect to the subject matter hereof in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party further irrevocably and unconditionally consents to and grants any such court jurisdiction over the Person of such parties and, to the extent legally effective, over the subject matter of any such dispute and agrees that mailing of process or other documents in connection with any such action or proceeding in the manner provided in Section 10 hereof or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

13.Waiver of Jury Trial. Each of the parties hereto acknowledges and agrees that any controversy that may arise under this Limited Guaranty is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Limited Guaranty or the transactions contemplated hereby. Each party to this Limited Guaranty certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Limited Guaranty by, among other things, the mutual waivers and certifications in this Section 13.

14.Confidentiality. This Limited Guaranty shall be treated as confidential and is being provided to the Company solely in connection with the Merger Agreement and the transactions contemplated thereby. This Limited Guaranty may not be used, circulated, quoted or otherwise referred to in any document (other than the Merger Agreement), except with the written consent of the Guarantor and the Company. The foregoing notwithstanding, this Limited Guaranty shall be provided to the Company and the Company or the undersigned may disclose the existence of this Limited Guaranty to (a) its Related Parties and (b) to the extent required by applicable Law (including in connection with any filing made with a court of competent jurisdiction with respect to a dispute under, or relating to, this Limited Guaranty), the applicable rules of any national securities exchange, in connection with any securities regulatory agency filings relating to the Merger, or if required in connection with any other regulatory filing relating to the Merger or the transactions contemplated by the Merger Agreement.

15.Entire Agreement. This Limited Guaranty and the other agreements contemplated hereby constitute the sole and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, proposals, undertakings, understandings, agreements, representations and warranties, both written and oral, among the Guarantor or any of its Affiliates (other than the Company), on the one hand, and the Company or any of its Affiliates (other than the Guarantor), on the other hand, with respect to such subject matter.

16.Amendments and Waivers. No amendment or waiver of any provision of this Limited Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Company, or in the case of a waiver, by the party against which the waiver is to be effective. No waiver by any party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.

17.No Third-party Beneficiaries. Except for the provisions of this Limited Guaranty that reference Related Parties (each of which shall be for the benefit of and enforceable by each Related Party), the parties hereto hereby agree that their respective representations, warranties and covenants as set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guaranty, and this Limited Guaranty is not intended to, and does not, confer upon any Person other than the parties hereto and any Related Party any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

18.No Presumption Against Drafting Party. The parties hereto acknowledge that each party and its counsel have reviewed this Limited Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guaranty.

19.Severability. Any term or provision of this Limited Guaranty found to be invalid, illegal or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability and shall not affect any other term or provision of this Limited Guaranty or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that this Limited Guaranty may not be enforced without giving effect to the Cap described in Section 1 hereof.

20.Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Limited Guaranty.

21.Counterparts. This Limited Guaranty may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Limited Guaranty delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Limited Guaranty.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Limited Guaranty as of August 7, 2020.

Dalea Partners, LP
By: N. Malone Mitchell 3rd Name: N. Malone Mitchell 3rd Title: Manager
Agreed to and accepted by: Transatlantic Petroleum Ltd.
By: Tabitha T. Bailey Name: Tabitha T. Bailey Title: Vice President, General Counsel, and Corporate Secretary